Exhibit 99.1

FOR IMMEDIATE RELEASE

For: Authentidate Holding Corp.

Investor Contacts:

Robert Schatz

Wolfe Axelrod Weinberger Assoc. LLC

(212) 370-4500; (212) 370-4505 fax

The Department of Veterans Affairs Extends Authentidate’s Home Telehealth

Devices and Services Contract

BERKELEY HEIGHTS, NJ – May 15, 2013 — Authentidate Holding Corp. (Nasdaq: ADAT), a provider of secure web-based software applications and telehealth products and services for healthcare organizations, today announced that the Department of Veterans Affairs (VA) has exercised their second option to extend the term of the contract for Home Telehealth Devices and Services with Authentidate. The term of this option year begins May 15, 2013 and extends the contract to May 31, 2014. The base contract also includes two additional one-year options to extend the contract beyond this term.

VA facilities throughout the country can utilize Authentidate’s Electronic House Call™ (EHC) vital signs monitoring device and service and its Interactive Voice Response (IVR) system to remotely monitor patients and enhance patient care for Veterans on the Care Coordination Home Telehealth (CCHT) program. The program is designed to improve overall patient health outcomes, reduce hospital readmissions and emergency hospital and doctor visits.

Clinicians use the EHC or the IVR solution to remotely monitor their patients’ vital signs and gather qualitative information about their patients’ health to supplement in-person visits and help improve patient compliance with their care plans. Clinicians can review their patients’ remote monitoring session results securely using Authentidate’s web-based application and remotely manage or adjust their patients’ care plans, medication reminders and related information. Clinicians can also use the web-based application to provide disease-specific education to their patients in real-time through the EHC or IVR solutions.

Ben Benjamin, Chief Executive Officer at Authentidate commented, “We are pleased that the VA has extended the term of our contract and we continue to work closely with the VA to support their efforts to provide the best possible care for our Veterans and their families. We believe that the increasing use of our EHC and IVR solutions at a growing number of VA locations along with this contract extension reflect positively on our progress in the CCHT program. We believe that Authentidate is one of only two vendors contracted to provide IVR in the CCHT program and we are gratified to see the increasing use of our product by the VA. We are proud to provide our services to this important customer and we look forward to serving their needs with our innovative telehealth solutions.”

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based software applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Authentidate’s products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Authentidate’s telehealth solutions combine patient vital signs monitoring with a web application that streamlines patient care management. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser to access our web-based applications thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate and Inscrybe are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

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